Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222385, as supplemented by any post-effective amendment thereto, of Nutrien Ltd. on Form S-8 of our report dated June 19, 2019, related to the financial statements and financial statement schedule appearing in this Annual Report on Form 11-K of the PCS U.S. Employees’ Savings Plan for the year ended December 31, 2018.

/s/ Eide Bailly LLP

Denver, Colorado

June 21, 2019